Exhibit 99.1

Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo Provides Fourth Quarter and Full Year 2021 Expected Results and Full Year 2022 Estimates; Announces Fourth Quarter 2021 Conference Call

Fourth Quarter 2021 Expected Results

●	Net income from continuing operations of $1 million to $3 million and Adjusted EBITDA* of $129 million to $135 million
●	Cash from operations of $212 million to $216 million and capital expenditures of $55 million resulting in Free Cash Flow* of $157 million to $161 million
●	Repurchased approximately $48 million of its own shares as part of the $200 million share repurchase program that was authorized in December 2021

Full Year 2021 Expected Results

●	Net income from continuing operations of $279 million to $281 million and Adjusted EBITDA* of $726 million to $732 million; these expectations are below the previously issued guidance ranges
●

Cash from operations of $451 million to $455 million and capital expenditures of $124 million resulting in Free Cash Flow* of $327 million to $331 million; these expectations are above the previously issued guidance ranges

(Unaudited)
	Current Expectation Three Months Ended	Current Expectation Year Ended	Prior Guidance Year Ended
(In millions)	December 31, 2021	December 31, 2021	December 31, 2021
Net income from continuing operations	$1- 3	$279 - 281	$336 - 376
Adjusted EBITDA*	129 - 135	726 - 732	750 - 800
Cash from operations	212 - 216	451 - 455	420 - 445
Free Cash Flow*	157 - 161	327 - 331	300 - 325

*For a reconciliation Adjusted EBITDA and Free Cash Flow, both of which are non-GAAP measures, to net income from continuing operations and cash from operations, see Notes 1 and 2 below. For the ‘Prior Guidance’ column, refer to the Company’s press release, furnished on its Form 8-K dated November 5, 2021, for a reconciliation of non-GAAP measures to their corresponding GAAP measures.

BERWYN, Pa — January 24, 2022 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics and latex binders announced expectations for its fourth quarter 2021 financial results. Net income from continuing operations and Adjusted EBITDA estimates include a pre-tax favorable net timing impact of $7 million from increasing costs of raw materials. In comparison to the Company’s guidance midpoint, the quarter’s operational results include a negative pre-tax impact of approximately $30 million from an extremely sharp rise in European natural gas prices during the latter part of the quarter as well as a negative pre-tax impact of approximately $20 million from lost styrene production at its Terneuzen styrene monomer site caused by an upstream force majeure.

“While we implemented pricing actions in the fourth quarter, these were unable to keep pace with the unprecedented rise in natural gas prices that occurred late in the quarter. Despite this and the Terneuzen outage, we were still able to generate significant cash and returns to shareholders during the fourth quarter, while continuing on our path of transformation via the completion of our sale of the Synthetic Rubber business and the acquisition of plastics recycler Heathland,” said Frank Bozich, Trinseo’s President and Chief Executive Officer.

The Company also announced that it expects full year 2022 net income from continuing operations of between $294 million and $332 million and Adjusted EBITDA of between $700 million and $750 million.

Bozich continued, “In the first quarter we are seeing continued strong end-market demand and significantly lower European natural gas prices. While we expect the Terneuzen styrene monomer outage to persist into February, we anticipate a much lower financial impact from this in comparison to the fourth quarter. These factors, combined with the pricing actions we’ve already taken, give us confidence in a strong first quarter to start 2022.”

For a reconciliation of estimated fourth quarter 2021, full year 2021, and forecasted full year 2022 (unaudited) net income from continuing operations to Adjusted EBITDA and cash provided by operating activities to Free Cash Flow for Q4 and full year 2021, see Notes 1 and 2 below, respectively.

Trinseo will host a conference call to discuss further details of its fourth quarter and full year 2021 financial results on Wednesday, February 9, 2022 at 10 AM Eastern Time.

Commenting on results will be Frank Bozich, President and Chief Executive Officer, David Stasse, Executive Vice President and Chief Financial Officer, and Andy Myers, Director of Investor Relations. The conference call will include introductory comments followed by a question and answer session.

For those interested in asking questions during the Q&A session, please register using the following link:

●	Conference Call Registration

After registering for the conference call, you will receive a confirmation email with a meeting invitation and information for entry. Registration is open through the live call, but it is advised that you register in advance to ensure you are connected for the full call.

For those interested in listening only, please register for the webcast using the following link:

●	Webcast Registration (available 20 minutes before the call)

Trinseo will distribute its fourth quarter 2021 financial results via press release on Business Wire and post the release, prepared remarks and presentation slides on the Company’s Investor Relations website on Tuesday, February 8, 2022 after the market close. The Company will furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until February 9, 2023.

Unaudited financial data for the fiscal quarter and year ended December 31, 2021 presented herein are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for certain of our expectations described herein because our fiscal quarter and year-end closing procedures are not yet complete. While we expect that our final financial results for the quarterly and annual periods ended December 31, 2021, following the completion of our financial closing procedures, will be within the ranges described herein, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for these quarterly and annual periods are finalized. All of the data presented herein has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly and annual periods.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income as an additional performance measure. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income from continuing operations, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. We believe that Adjusted Net Income provides transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income from continuing operations to Adjusted EBITDA and Adjusted Net Income for the three months and full year ended December 31, 2021, and for the full year ended December 31, 2022.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
	Three Months Ended	Year Ended	Year Ended
(In millions, except per share data)	December 31, 2021	December 31, 2021	December 31, 2022
Adjusted EBITDA	$129 - 135	$726 - 732	$700 - 750
Interest expense, net	(23)	(79)	(93)
Provision for income taxes	(19) - (24)	(68) - (73)	(93) – (105)
Depreciation and amortization	(56)	(167)	(220)
Reconciling items to Adjusted EBITDA (a)	(30) - (29)	(133) - (132)	-
Net income from continuing operations	1 - 3	279 - 281	294 - 332
Reconciling items to Adjusted Net Income (a)	28	101	-
Adjusted Net Income	29 - 31	380 - 382	294 - 332

(a)	Reconciling items to Adjusted EBITDA and Adjusted Net Income for the three months and year ended December 31, 2021 reflect the Company’s preliminary estimate of adjustments for the periods, and primarily reflect various costs associated with acquisitions and other strategic initiatives of the Company, restructuring and impairment charges.

Reconciling items to Adjusted EBITDA and Adjusted Net Income are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. As such, estimates for potential reconciling items to Adjusted EBITDA and Adjusted Net Income during the year ended December 31, 2022 are not reflected.

Note 2: Reconciliation of Non-GAAP Liquidity Measures to Cash from Operations

The Company uses Free Cash Flow to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an important indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with a useful analytical indicator of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as an alternative for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own.

For the reasons discussed above, we are providing the following reconciliation of expected cash provided by operating activities to Free Cash Flow for the three months ended December 31, 2021 and for the full year ended December 31, 2021.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
	Three Months Ended	Year Ended
(In millions)	December 31, 2021	December 31, 2021
Cash provided by operating activities	$212 - 216	$451 - 455
Capital expenditures	(55)	(124)
Free Cash Flow	157 - 161	327 - 331

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics and latex binders with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, and building and construction. Trinseo had approximately $3.0 billion in net sales in 2020 and has 26 manufacturing sites and one recycling facility around the world and approximately 3,400 employees. For more information, please visit: www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, EBITDA and Adjusted EBITDA and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein and in the Company’s press release furnished on its Form 8-K dated November 5, 2021.

Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, our ability to successfully execute our transformation strategy and business strategy; our ability to integrate acquired businesses; global supply chain volatility; increased costs or disruption in the supply of raw materials; increased energy costs or costs for transportation of our products; the nature of investment opportunities presented to the Company from time to time; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —“Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.